                                   EXHIBIT 11

              Statement Regarding Computation of Per Share Earnings

                 Three Months Ended September 30, 1996 and 1995

                (dollars in thousands, except per share amounts)


                                                                   September 30,
                                                           --------------------------
                                                                1996          1995
                                                           ------------   -----------
Net (Loss) Income ......................................   ($      769)   $     1,648
                                                           ===========    ===========


Number of shares outstanding
  Weighted average shares issued .......................     5,950,000      5,950,000
  Less: Weighted average shares held in treasury .......     1,109,190        325,155
  Less: Average shares held by the ESOP ................       476,000        476,000
  Plus: ESOP shares released or committed to be released
             during the fiscal year ....................        79,667         42,766
  Plus: Average common stock equivalents - primary .....       191,699        134,439
                                                           -----------    -----------
        Average primary shares .........................     4,636,176      5,326,050

  Plus: Average common stock equivalents - fully diluted        22,027          7,140
                                                           -----------    -----------
        Average fully diluted shares ...................     4,658,203      5,333,190
                                                           ===========    ===========

Earnings per common share
        Primary ........................................   ($     0.17)   $      0.31
                                                           ===========    ===========
        Fully diluted ..................................   ($     0.17)   $      0.31
                                                           ===========    ===========
